Exhibit 99.1

CONTACTS:
Media:	Bill Mintz	(713) 296-7276
	Robert Dye	(713) 296-6662
	Patrick Cassidy	(713) 296 6100

Investors:	Alfonso Leon	(713) 296-6692
	Rob Rayphole	(713) 296-6160

(Web site):	www.apachecorp.com
FOR RELEASE AT 7:00 A.M. CENTRAL TIME
APACHE REPORTS RECORD EARNINGS AND PRODUCTION FOR 2010
Annual production increased 13 percent, averaging 658,000 BOE per day
Earnings of $3.0 billion or $8.46 per diluted share
Cash flow nearly $7.4 billion
Houston, Feb. 17, 2011— Apache Corporation (NYSE, Nasdaq: APA) today reported that production set a new annual record, averaging nearly 658,000 barrels of oil equivalent per day for the 12-month period ending Dec. 31, 2010, up 13 percent from the prior year. Liquids production increased 18 percent, and this, combined with higher oil prices, drove Apache to record earnings of $3.0 billion for 2010.
     “The results for 2010 were outstanding, and the possibilities for future profitable growth are numerous and encouraging. Apache’s accomplishments this past year and past quarter reflect the company’s operating and financial discipline, with our relentless focus on rate of return, cash generation, and operating and cost oversight. This enables us to optimize existing assets and execute on major transactions, whether they be deliberate or opportunistic. During the year we expanded our global portfolio with acquisitions in the Permian Basin, Canada, the Gulf of Mexico, and Egypt,” said G. Steven Farris, Apache’s chairman and chief executive officer.
     Highlights during 2010 include:
•	25 percent reserve growth, replacing 344 percent of production; 102 percent through drilling

•	Record annual production for North America and international

•	Most active acquisition year in Apache’s history with over $11 billion in transactions

•	Van Gogh and Pyrenees, two oil fields offshore Western Australia, commenced production in February 2010, reaching payout by October and December, respectively

•	Purchased 51 percent equity interest in the proposed Kitimat LNG Terminal

•	Established new regions in the deepwater Gulf of Mexico, Gulf Onshore and Permian Basin, and expanded in Egypt, Canada, and the Gulf of Mexico Shelf.
     “In 2011 we will realize a full 12 months of ownership from these newly acquired assets, as well as development and production from our legacy asset base. We also have a number of longer-term growth projects in the pipeline, including LNG developments at Kitimat (Canada) and Wheatstone (Australia) and new exploration ventures in more frontier hydrocarbon basins,” he said.
     “Apache’s diverse asset mix, which balances oil and gas properties in North American and international basins, helped to deliver record results despite low natural gas prices. This is a testament to the effectiveness of Apache’s balanced portfolio model,” Farris said.
     In early 2011 political changes swept through Egypt, with many issues remaining unresolved. Apache’s Egyptian operations are located in remote areas of the country, and these events did not disrupt the company’s oil and gas production. Apache believes that Egypt will continue to foster an environment that values foreign investment and the development of its ample resource base, and wishes the best for the people of Egypt during this time of transition.
Full-year and fourth-quarter 2010 financial results
For the year ended Dec. 31, 2010, Apache reported net income of $3.0 billion, or $8.46 per diluted common share, compared to a net loss of $292 million, or 87 cents per share in 2009. The prior year included a $1.98 billion, non-cash, after-tax write-down that was a result of lower commodity prices during the first quarter 2009.
     Excluding certain items that management believes affect the comparability of operating results, Apache reported adjusted earnings* of $3.2 billion in 2010, a 68 percent increase compared with 2009 adjusted earnings of $1.9 billion. On a per share basis, adjusted net earnings were $8.94 for 2010, compared with $5.59 per share in the prior year. Cash flow from operations before changes in operating assets and liabilities* for 2010 was nearly $7.4 billion, the second-best in Apache’s history, and up from $5 billion in 2009.
     Apache’s 2010 fourth-quarter earnings increased to $670 million, or $1.77 per share, up from $582 million, or $1.72 per share, for the same period in the prior year. Fourth-quarter 2010 adjusted earnings increased 25 percent to $830 million. On a per share basis, 2010 adjusted net earnings were $2.19, up from $1.96 reported for fourth-quarter 2009.
Full-year and fourth-quarter 2010 operating highlights
Apache ended 2010 with proved reserves of 2.95 billion barrels of oil equivalent. Apache’s 2010 production was 240 million barrels of oil equivalent (MMboe). The company added 827 MMboe or 344 percent of production,through discoveries, extensions and acquisitions. Approximately 245 MMboe, or 102 percent of 2010 production, in reserve additions came through drilling. Apache spent $15.8 billion on exploration, development and acquisitions capital, excluding asset retirement obligations and capitalized interest.*
     In 2010, Apache’s international production increased 14 percent. In Australia, production climbed 96 percent with significant contributions from the start-up of the Pyrenees and Van Gogh fields. Net production in Egypt increased 6 percent, with the completion of expansion projects at our Kalabasha oil facilities.

     Apache’s North American production increased 11 percent in 2010, lifted in part by contributions from newly acquired fields in Canada, the Permian Basin, and Gulf of Mexico.
     Globally, fourth-quarter 2010 production increased 24 percent from the prior-year period to average 729,000 boe per day.
     Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom North Sea, Australia and Argentina. From time to time, Apache posts announcements, operational updates and investor information, and copies of all press releases on its Web site, www.apachecorp.com.
     *Adjusted earnings, cash from operations before changes in operating assets and liabilities, and exploration, development and acquisitions capital, excluding asset retirement obligations and capitalized interest, are non-GAAP measures. Please see reconciliations below. For supplemental and non-GAAP information, please go to http://www.apachecorp.com/financialinfo.
-end-
     NOTE: Apache will conduct a conference call to discuss its fourth-quarter and full-year 2010 results at 1 p.m. Central time on Thursday, Feb. 17. The call will be webcast from Apache’s Web site, www.apachecorp.com. The webcast replay and podcast will be archived on Apache’s Web site. The conference call will be available for delayed playback by telephone for one week beginning at approximately 3 p.m. on Feb. 17. To access the telephone playback, dial (800) 642-1687 and provide Apache’s confirmation code, 21261191.
     This news release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, expectations, beliefs, plans and objectives regarding production and exploration activities. Any matters that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties, including, without limitation, risks, uncertainties and other factors discussed in our most recently filed Annual Report on Form 10-K, on our Web site and in our other public filings and press releases. There is no assurance that Apache’s expectations will be realized, and actual results may differ materially from those expressed in the forward-looking statements. We assume no duty to update these statements as of any future date.

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
REVENUES AND OTHER:
Oil and gas production revenues	$3,474	$2,570	$12,183	$8,574
Other	(40)	(15)	(91)	41

	3,434	2,555	12,092	8,615

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Recurring	928	615	3,083	2,395
Additional	—	—	—	2,818
Asset retirement obligation accretion	37	26	111	105
Lease operating expenses	639	414	2,032	1,662
Gathering and transportation	52	40	178	143
Taxes other than income	168	193	690	580
General and administrative	120	85	380	344
Merger, acquisitions and transition	167	—	183	—
Financing costs, net	55	60	229	242

	2,166	1,433	6,886	8,289

INCOME BEFORE INCOME TAXES	1,268	1,122	5,206	326
Current income tax provision	333	359	1,222	842
Deferred income tax provision (benefit)	246	178	952	(231)

NET INCOME (LOSS)	689	585	3,032	(285)
Preferred stock dividends	19	3	32	7

INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$670	$582	$3,000	$(292)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$1.79	$1.73	$8.53	$(0.87)

Diluted	$1.77	$1.72	$8.46	$(0.87)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	375	336	352	336

DILUTED SHARES OUTSTANDING	388	339	359	336

APACHE CORPORATION
FINANCIAL INFORMATION
(In millions)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
CAPITAL EXPENDITURES (1):
Exploration & Development Costs
United States	$584	$181	$1,623	$929
Canada	267	99	860	412

North America	851	280	2,483	1,341

Egypt	247	141	757	676
Australia	223	181	624	602
North Sea	180	82	617	375
Argentina	73	31	240	140
Chile	—	7	20	11

International	723	442	2,258	1,804

Worldwide Exploration & Development Costs	$1,574	$722	$4,741	$3,145

Gathering, Transmission and Processing Facilities
Canada	$52	$14	$159	$83
Egypt	71	41	182	151
Australia	60	46	162	69
Argentina	1	—	3	2

Total Gathering, Transmission and Processing	$184	$101	$506	$305

Capitalized Interest	$56	$16	$120	$61

Capital Expenditures, excluding acquisitions	$1,814	$839	$5,367	$3,511

Acquisitions	$8,007	$52	$11,557	$310

(1)	Accrual basis

	December 31,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Cash Equivalents	$134	$2,048
Other Current Assets	3,346	2,538
Property and Equipment, net	38,151	22,901
Goodwill	1,032	189
Other Assets	762	510

Total Assets	$43,425	$28,186

Short-Term Debt	$46	$117
Other Current Liabilities	3,478	2,276
Long-Term Debt	8,095	4,950
Deferred Credits and Other Noncurrent Liabilities	7,429	5,064
Shareholders’ Equity	24,377	15,779

Total Liabilities and Shareholders’ Equity	$43,425	$28,186

Common shares outstanding at end of period	382	336

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
PRODUCTION DATA:
OIL VOLUME — Barrels per day
Gulf Coast	58,285	54,665	53,591	51,757
Central	5,077	2,507	3,544	2,295
Permian	46,586	35,818	39,441	35,081

United States	109,948	92,990	96,576	89,133
Canada	15,557	13,998	14,581	15,186

North America	125,505	106,988	111,157	104,319

Egypt	107,238	95,970	99,122	92,139
Australia	38,738	9,918	45,908	9,779
North Sea	52,453	56,443	56,791	60,984
Argentina	10,382	10,632	9,956	11,505

International	208,811	172,963	211,777	174,407

Total	334,316	279,951	322,934	278,726

NATURAL GAS VOLUME — Mcf per day
Gulf Coast	452,118	386,679	404,730	366,565
Central	223,883	199,470	209,346	202,859
Permian	162,266	102,422	116,771	96,660

United States	838,267	688,571	730,847	666,084
Canada	593,523	334,526	396,005	359,235

North America	1,431,790	1,023,097	1,126,852	1,025,319

Egypt	368,350	382,780	374,858	362,618
Australia	191,585	204,860	199,729	183,617
North Sea	2,118	2,502	2,391	2,703
Argentina	198,513	170,474	184,830	184,557

International	760,566	760,616	761,808	733,495

Total	2,192,356	1,783,713	1,888,660	1,758,814

NGL VOLUME — Barrels per day
Gulf Coast	5,934	5,030	5,559	4,332
Central	1,045	437	659	346
Permian	12,740	1,629	7,559	1,458

United States	19,719	7,096	13,777	6,136
Canada	5,637	2,029	2,884	2,089

North America	25,356	9,125	16,661	8,225

Egypt	326	—	82	—
Argentina	3,265	3,439	3,180	3,241

International	3,591	3,439	3,262	3,241

Total	28,947	12,564	19,923	11,466

BOE per day
Gulf Coast	139,572	124,141	126,605	117,183
Central	43,436	36,189	39,094	36,451
Permian	86,370	54,517	66,462	52,650

United States	269,378	214,847	232,161	206,284
Canada	120,115	71,782	83,466	77,147

North America	389,493	286,629	315,627	283,431

Egypt	168,956	159,766	161,680	152,575
Australia	70,669	44,061	79,196	40,382
North Sea	52,806	56,860	57,190	61,435
Argentina	46,733	42,483	43,941	45,505

International	339,164	303,170	342,007	299,897

Total	728,657	589,799	657,634	583,328

APACHE CORPORATION
FINANCIAL INFORMATION

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
PRICING DATA:
AVERAGE OIL PRICE PER BARREL
Gulf Coast	$85.53	$74.39	$79.00	$60.22
Central	80.76	72.99	76.27	57.75
Permian	81.26	67.97	76.00	53.92
United States (1)	81.29	70.75	76.13	59.06
Canada	75.73	70.10	72.83	56.16
North America (1)	80.60	70.66	75.69	58.64
Egypt	88.27	74.46	79.45	61.34
Australia	87.14	80.97	77.32	64.42
North Sea	78.43	74.82	76.66	60.91
Argentina	59.23	56.41	57.47	49.42
International	84.14	73.84	77.21	60.58
Total (1)	82.81	72.63	76.69	59.85

AVERAGE NATURAL GAS PRICE PER MCF
Gulf Coast	$4.18	$4.46	$4.72	$4.14
Central	3.91	4.30	4.53	3.58
Permian	4.68	6.01	5.21	4.65
United States (1)	4.95	4.92	5.28	4.34
Canada (1)	4.08	4.60	4.48	4.17
North America (1)	4.59	4.81	5.00	4.28
Egypt	3.84	3.50	3.62	3.70
Australia	2.33	2.34	2.24	1.99
North Sea	23.12	18.07	18.64	13.15
Argentina	2.04	2.09	1.96	1.96
International	3.04	2.92	2.90	2.87
Total (1)	4.06	4.00	4.15	3.69

AVERAGE NGL PRICE PER BARREL
Gulf Coast	$45.44	$44.61	$43.40	$33.92
Central	50.32	36.79	47.67	29.00
Permian	43.78	40.16	39.49	31.32
United States	44.63	43.11	41.45	33.02
Canada	36.64	33.28	36.61	25.54
North America	42.85	40.92	40.62	31.12
Egypt	69.75	—	69.75	—
Argentina	21.61	25.95	27.08	18.76
International	25.98	25.95	28.15	18.76
Total	40.76	36.82	38.58	27.63

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION
FINANCIAL INFORMATION
 (In millions, except per share data)
NON-GAAP FINANCIAL MEASURES:
Reconciliation of income attributable to common stock to adjusted earnings:
The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:
•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Income (Loss) Attributable to Common Stock (GAAP)	$670	$582	$3,000	$(292)

Adjustments:
Foreign currency fluctuation impact on deferred tax expense	51	82	52	198
Merger, acquisitions and transition costs, net of tax	109	—	120	—
Additional depletion, net of tax	—	—	—	1,981

Adjusted Earnings (Non-GAAP)	$830	$664	$3,172	$1,887

Adjusted Earnings Per Share (Non-GAAP)
Basic	$2.22	$1.97	$9.02	$5.62

Diluted	$2.19	$1.96	$8.94	$5.59

Average Number of Common Shares
Basic	375	336	352	336

Diluted	388	339	359	338

Reconciliation of net cash provided by operating activities to cash from operations before changes in operating assets and liabilities:
The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.
The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Net cash provided by operating activities	$1,926	$1,544	$6,726	$4,224
Changes in operating assets and liabilities	55	(98)	642	761

Cash from operations before changes in operating assets and liabilities	$1,981	$1,446	$7,368	$4,985

APACHE CORPORATION
OIL & GAS RESERVE INFORMATION
 For the Year Ended December 31, 2010
OIL (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2009	487,655	135,086	115,593	78,441	171,714	23,520	1,012,009
Extensions and Discoveries	43,879	5,384	41,175	4,452	3,383	396	98,669
Purchases	133,627	25,342	11,261	—	—	—	170,230
Revisions	6,943	(13,270)	(4,723)	—	—	363	(10,687)
Production	(35,250)	(5,322)	(36,179)	(16,757)	(20,729)	(3,634)	(117,871)
Sales	—	(73)	—	—	—	—	(73)

Balance — Dec 31, 2010	636,854	147,147	127,127	66,136	154,368	20,645	1,152,277

NGL’s (Mbbl)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2009	35,982	11,688	—	—	—	7,569	55,239
Extensions and Discoveries	29,049	1,432	30	—	—	30	30,541
Purchases	61,504	17,098	—	—	—	—	78,602
Revisions	654	(1,322)	—	—	—	16	(652)
Production	(5,028)	(1,053)	(30)	—	—	(1,161)	(7,272)

Balance — Dec 31, 2010	122,161	27,843	—	—	—	6,454	156,458

Oil & NGL’s

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2009	523,637	146,774	115,593	78,441	171,714	31,089	1,067,248
Extensions and Discoveries	72,928	6,816	41,205	4,452	3,383	426	129,210
Purchases	195,131	42,440	11,261	—	—	—	248,832
Revisions	7,597	(14,592)	(4,723)	—	—	379	(11,339)
Production	(40,278)	(6,375)	(36,209)	(16,757)	(20,729)	(4,795)	(125,143)
Sales	—	(73)	—	—	—	—	(73)

Balance — Dec 31, 2010	759,015	174,990	127,127	66,136	154,368	27,099	1,308,735

GAS (MMcf)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2009	2,437,921	2,305,348	1,159,141	1,361,441	4,851	527,329	7,796,031
Extensions and Discoveries	102,180	274,755	46,692	199,958	166	71,632	695,383
Purchases	951,654	1,064,618	49,044	—	—	—	2,065,316
Revisions	47,989	(8,211)	(41,137)	—	—	1,173	(186)
Production	(266,759)	(144,542)	(136,823)	(72,901)	(873)	(67,463)	(689,361)
Sales	—	(1)	—	—	—	—	(1)

Balance — Dec 31, 2010	3,272,985	3,491,967	1,076,917	1,488,498	4,144	532,671	9,867,182

TOTAL BOE (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Total

Balance — Dec 31, 2009	929,958	530,997	308,783	305,348	172,523	118,977	2,366,586
Extensions and Discoveries	89,958	52,609	48,987	37,778	3,411	12,365	245,108
Purchases	353,740	219,876	19,435	—	—	—	593,051
Revisions	15,595	(15,961)	(11,579)	—	—	575	(11,370)
Production	(84,738)	(30,465)	(59,013)	(28,907)	(20,875)	(16,039)	(240,037)
Sales	—	(73)	—	—	—	—	(73)

Balance — Dec 31, 2010	1,304,513	756,983	306,613	314,219	155,059	115,878	2,953,265

Proved developed reserves:
Oil + NGL’s (Mbbls)	514,537	113,993	109,657	48,072	115,705	22,458	924,422
Gas (Mboe)	380,686	363,603	124,762	113,794	691	77,033	1,060,569

Balance — Dec 31, 2010 (Mboe)	895,223	477,596	234,419	161,866	116,396	99,491	1,984,991

APACHE CORPORATION
OIL & GAS RESERVE AND COSTS
For the Year Ended December 31, 2010
Reserve Additions (Mboe)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total

Extensions and Discoveries	89,958	52,609	48,987	37,778	3,411	12,365	—	245,108
Revisions	15,595	(15,961)	(11,579)	—	—	575	—	(11,370)
Purchases	353,740	219,876	19,435	—	—	—	—	593,051

Total Adds	459,293	256,524	56,843	37,778	3,411	12,940	—	826,789

Capital Cost Information (in millions)

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total

Exploration & Development, excluding Capitalized Interest & Asset Retirement Cost (ARC) (1)	$1,623	860	757	624	617	240	20	$4,741
Acquisitions, excluding ARC — Acquired (2)
Proved	4,815	2,694	325	—	—	—	—	7,834
Unproved	2,497	542	145	32	—	—	—	3,216

	$8,935	4,096	1,227	656	617	240	20	$15,791

(1) Reconciliation of Exploration and Development Costs to Exploration and Development Costs, excluding Capitalized Interest and Asset Retirement Cost, a Non-GAAP Financial Measure

Presented below is a reconciliation of exploration and development costs (GAAP) to exploration and development costs, excluding capitalized interest and asset retirement cost (Non-GAAP). Management believes exploration and development costs, excluding capitalized interest and asset retirement cost is a more accurate reflection of the expenditures during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total

Exploration & Development Costs	$1,985	923	767	732	617	267	20	$5,311
Less: Capitalized Interest	(52)	(23)	(10)	(15)	—	(11)	—	(111)
Less: Asset Retirement Cost	(310)	(40)	—	(93)	—	(16)	—	(459)

Exploration, Development, excluding Capitalized Interest & Asset Retirement Cost	$1,623	860	757	624	617	240	20	$4,741

(2) Reconciliation of Total Acquisition Costs to Acquisitions, excluding Asset Retirement Cost — Acquired, a Non-GAAP Financial Measure

Presented below is a reconciliation of total acquisition costs (GAAP) to acquisitions, excluding asset retirement cost — acquired (Non-GAAP). Management believes acquisitions, excluding asset retirement cost — acquired is a more accurate reflection of the costs of acquisitions during the current year.

	U.S.	Canada	Egypt	Australia	North Sea	Argentina	Chile	Total

Total Acquisition Costs
Proved	$5,604	2,752	325	—	—	—	—	$8,681
Unproved	2,497	542	145	32				3,216
Less: ARC — Acquired	(789)	(58)	—	—	—	—	—	(847)

Acquisitions, excluding ARC — Acquired	$7,312	3,236	470	32	—	—	—	$11,050